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               Fourth Supplementary Loan Agreement ("Agreement")
                           made on the 29 Feb., 1996

Between

(1) CME MEDIA ENTERPRISES B.V., a limited liability company organized and existing under the laws of The Netherlands with its registered office at 29 Leidenplatz, Amsterdam, The Netherlands (hereinafter referred to as the "Lender"), represented by Mr. Loenard Fertig;
and

(2) RADIO ALFA a.s., a joint stock company organized and existing under the laws of the Czech Republic with its registered office at Na Porici 12, Prague 1, Czech Republic, Company Identification Number 49240935, Bank Account Number CSPO 159650-988/0800 and represented by Ing. Vaclav Kasik (hereinafter referred to as the "Borrower").

WHEREAS:

A. The loan agreement which the parties concluded on February 9, 1995 (the "Original Loan Agreement") foresees the possibility of additional loans being provided by the Lender to the Borrower.

B. The Lender has already provided three additional loans to the Borrower in the amount of 25 Million CZK under the Supplementary Loan Agreement dated March 30, 1995 and in the amount of 20 Million CZK under the Second Supplementary Loan Agreement dated July 14, 1995 and in the amount of 9 Million CZK under the Third Supplementary Loan Agreement dated December 11, 1995.

C. The Lender now to proffer and the Borrower wishes to receive a fourth additional loan facility.

The parties have therefore agreed to the following:

1. THE LOAN

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1.1 The Lender shall advance to the Borrower an additional loan in the amount of twelve million Czech crowns (12.000.000 CZK) ("the Loan amount").

2. TERMS AND CONDITIONS

2.1. The terms and conditions of the loan and of the entry into effect of this Agreement shall be identical to those set out in the Original Loan Agreement, except in the following particulars:

2.1.1. In lieu of a payment schedule, the Loan amount shall be disbursed in full to the Borrower's aforementioned bank account, within thirty (30) days of the entry into effect of this Agreement.

2.1.2. Article 8 (Approvals) of the Original Loan Agreement shall not apply to this Agreement. However, the Borrower is obliged to report the terms of this loan to the Czech National Bank pursuant to its obligation under the foreign exchange regulations.

2.1.3. Article 9 (Governing law and Interpretation) of the Original Loan Agreement shall also not apply to this Agreement.

2.2. For the purpose of the securing of this Loan, the equipment of Radio Alfa, a.s. as described in provision 4.1. of the Original Loan Agreement, will be increased with all equipment and receivables, obtained by Radio Alfa, a.s., before the date of this contract.

3. GOVERNING LAW AND ARBITRATION

3.1. This Agreement shall be governed by and construed in accordance with the laws of the Czech Republic. Any dispute that may result from this transaction shall be resolved by Arbitration court attached to the Economic Chamber of the Czech Republic and the Agricultural Chamber of the Czech Republic. Proceedings shall be conducted in the English and Czech language in accordance with the ICC arbitration rules.

4. ENTRY INTO EFFECT

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5. COUNTERPARTS, LANGUAGE OF AGREEMENT AND INTERPRETATION

5.1. The Agreement shall be executed in four (4) counterparts, of which each party shall retain two, one in English and one in Czech.

5.2. The Agreement is executed in both the English and the Czech languages, but in the event of any dispute the Czech language version shall govern. In the event of any conflict between the meaning of any provision in the Agreement and that of the Original Loan Agreement, the interpretation which most conforms to this Agreement shall prevail.

IN WITNESS HEREOF the parties attach their signatures:

Signed                                   Signed



/s/                                      /s/
----------------------------             -------------------------------------
for and on behalf of                     for and on behalf of Radio Alfa, a.s.
CME Media Enterprises B.V.